UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017 (March 28, 2017)

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 30, 2017, Micronet Ltd. (the “Subsidiary”), a subsidiary in which Micronet Enertec Technologies, Inc. (the “Company”) has a majority equity interest, filed an immediate report with the Tel Aviv Stock Exchange (the “TASE”) announcing that it received notice from a client (the “Client”), relating to tests performed by the Client which to Client position revealed a defect in the materials included in the battery integrated into a certain product of the Subsidiary purchased by the Client, and that the Client further reported the issue to the United States National Highway Traffic Safety Administration (the “Regulator”) in a form of a complaint. According to the information provided to the Subsidiary by the Client, the complaint refers to an older product of the Subsidiary, which has been sold for a few years. Similar problems in the specific product were previously handled under the warranty provided to this Client, in the ordinary course of business and included problem fixing, battery changing and software updates.

In light of the Client’s notice, the Subsidiary announced that it shall perform independent tests to examine the Client’s complaint (including addressing the issue with the battery manufacturer) and if required, will simultaneously address the issue with the Regulator.

At present, the Subsidiary has reported that it cannot confirm the Client’s complaint, that it has not received any documentation in connection with the complaint and that it has no knowledge of such defect in the battery as noted by the Client.

The Subsidiary advised in its immediate report that the Client further noted its intention to continue working with the Subsidiary and maintain the business relationship therewith, and recently submitted a significant order in the amount of $2 million.

The Subsidiary reported in its immediate report that since the product discussed is an older generation product, and since the Subsidiary is currently marketing advanced products, in the Subsidiary’s opinion, the issue at hand will not materially affect the Subsidiary’s prospective sales.

In its immediate report, the Subsidiary clarified that the product at issue is part of the portfolio of products purchased by the Company from Beijer in connection with the transaction with Beijer that was consummated in June 2014.

The Subsidiary and the Client are working together to find a technical and commercial solution for the end users using the product at issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONET ENERTEC TECHNOLOGIES, INC.

Dated: March 30, 2017	By:	/s/ David Lucatz
Name: David Lucatz Title: President and Chief Executive Officer

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